John Deere Owner Trust 2005	Exhibit 99.2
Statement to Noteholders
$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:				16-Oct-06

(1) Amount of principal being paid on the Notes:

	(a)		A-1 Notes:	$0.00
			per $1,000 original principal amount:	$0.00

	(b)		A-2 Notes:	$13,051,691.13
			per $1,000 original principal amount:	$77.23

	(c)		A-3 Notes:	$0.00
			per $1,000 original principal amount:	$0.00

	(d)		A-4 Notes:	$0.00
			per $1,000 original principal amount:	$0.00

	(e)		Total	$13,051,691.13

(2) Interest on the Notes

	(a)		A-1 Notes:	$0.00
			per $1,000 original principal amount:	$0.00

	(b)		A-2 Notes:	$169,873.83
			per $1,000 original principal amount:	$1.01

	(c)		A-3 Notes:	$713,083.33
			per $1,000 original principal amount:	$3.32

	(d)		A-4 Notes:	$598,346.67
			per $1,000 original principal amount:	$3.47

	(e)		Total	$1,481,303.83

(3) After giving effect to distributions on current Payment Date:

	(a)	(i)	outstanding principal amount of A-1 Notes:	$0.00
		(ii)	A-1 Note Pool Factor:	0.0000000

	(b)	(i)	outstanding principal amount of A-2 Notes:	$40,734,216.89
		(ii)	A-2 Note Pool Factor:	0.2410309

	(c)	(i)	outstanding principal amount of A-3 Notes:	$215,000,000.00
		(ii)	A-3 Note Pool Factor:	1.0000000

7

(d)	(i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	Certificate Balance	$11,275,240.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$439,609,456.58

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$434,963,208.36

(6) Pool Face Amount at the end of the related Collection Period:	$482,969,402.35

(7) Amount of Servicing Fee earned:	$373,913.50
per $1,000 original principal amount:	$0.50
Amount of Servicing Fee earned:	$373,913.50
Amount of Servicing Fee paid:	$373,913.50
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$923,411.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.21%

(13) Rolling three month 60 days or more past due as a % of Pool Balance	0.19%

(14) Face Amount of Receivables 60 days or more past due:	$9,751,721.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	2.02%

(16) Aggregate amount of net losses for the collection period	$37,882.44

(17) Aggregate amount of net losses since 26-May-05	$1,097,458.03

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.15%

(19) Face Amount of Receivables 60 days or more past due as a % of the Pool Balance	2.24%

(20) Rolling three month average of Face Amount 60 days past due as % of the Pool Balance (Avg.	1.80%
Delinquency Ratio)

8